EXHIBIT 32

Certification of Chief Executive Officer and Principal Financial Officer

Certification of Periodic Financial Report

Seon Hong Kim and Patrick Hartman hereby certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Center Financial Corporation.

2. The Form 10-K of Center Financial Corporation for the Year Ended December 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Center Financial Corporation.

Dated: March 30, 2005	/s/ SEON HONG KIM
Seon Hong Kim President & Chief Executive Officer

Dated: March 30, 2005	/s/ PATRICK HARTMAN
Chief Financial Officer